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                                                                    EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation reference in this Registration Statement on (Form S-8) of our reports dated April 10, 2000, except for Note 11, for which the date is July 25, 2000 relating to the financial statements and financial statement schedule of RITA Medical Systems, Inc., which appears in the RITA Medical Systems, Inc. Registration Statement on Form S-1 filed with the Securities and Exchange Commission.


                                         /s/ PricewaterhouseCooopers LLP
                                         PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 11, 2000